UNITED STATES
         	   SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C.  20549

					FORM 8-K

				   CURRENT REPORT

		Pursuant to Section 13 or 15(d) of the
		    Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): August 6, 2004


                  Dover Investments Corporation
       (Exact name of registrant as specified in its charter)

        Delaware                1-8631         94-1712121
(State or other jurisdiction (Commission    (IRS Employer
 of incorporation)            File Number)   Identification No.)





100 Spear Street, Suite 520, San Francisco,        94105
California
(Address of principal executive offices)         (Zip Code)


     Registrant's telephone number, including area code:
                          (415) 777-0414


                         Not applicable
(Former name or former address, if changed since last report.)






















Item 7.	Financial Statements and Exhibits.

(c) Exhibits.

	Exhibit No.             Description

         99.1       Press Release dated January 27, 2004.

         99.2       Letter, dated August 6, 2004, from
                    The Lawrence Weissberg Revocable Living Trust to the Board of Directors of the Registrant.

99.3       Term Sheet, dated August 6, 2004.


Item 9.	Regulation FD Disclosure.
	      On August 6, 2004, Dover Investments Corporation (the "Company") issued a press release announcing that it had received a revised proposal from The Lawrence Weissberg Revocable Living Trust (the "Trust") to take the Company private in a transaction. The cash out price was increased from the $24.50 per share set forth in the Trust's offer contained in its letter dated January 27, 2004 to $30.50 per share in cash. A copy of this press release is attached hereto as Exhibit 99.1. Attached hereto as Exhibit 99.2 is a copy of the letter addressed to the Board of Directors of the Company setting forth the Trust's revised proposal. Also attached hereto as Exhibit 99.3 is a copy of the term sheet delivered on August 6, 2004.



SIGNATURES

Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:  August 6, 2004		DOVER INVESTMENTS CORPORATION
(Registrant)
By: /s/ Frederick M. Weissberg
	                                Frederick M. Weissberg
                                      Chairman of the Board
                                      of Directors and
                                      President












			EXHIBIT INDEX
Exhibit No.		Description
	99.1		Press Release dated August 6, 2004.

	99.2 		Letter, dated August 6, 2004, from The Lawrence
			Weissberg Revocable Living Trust to the Board of
			Directors of the Registrant.

	99.3		Term Sheet, dated August 6, 2004.